As filed with the Securities and Exchange Commission on September 28, 2016

Registration No. 333-212397

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A
(Amendment No. 3)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRIME ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	6500	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China
Telephone: 408-621-8345
Fax No.: 650-618-2552
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Tsu-Cheng Yu
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China
Telephone: 408-621-8345
Fax No.: 650-618-2552
(Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Mitchell S. Nussbaum
Giovanni Caruso

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

(212) 407-4990 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (5)
Ordinary Shares, $0.001 par value	1,788,755	$2.17(3)	$3,881,598.35	$390.88
Ordinary Shares underlying options	175,750	$2.17(4)	$381,377.50	$38.40
Ordinary Shares underlying options	18,000	$2.60(4)	$46,800	$4.71
Ordinary Shares underlying options	7,500	$2.30(4)	$17,250	$1.74
Ordinary Shares underlying options	280,000	$2.94(4)	$823,200	$82.90
Ordinary Shares underlying warrants	2,679,313	$5.00(4)	$13,396,565.00	$1,349.03
Warrants	2,679,313	$0.035(3)	$93,775.96	$9.44
Total			$18,640,566.81	$1,877.11

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares offered hereby also include such presently indeterminate number of shares of the Registrant’s shares as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low price of the shares as quoted through the OTC Market on June 27, 2016.

(4)	Calculated pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based on the average high and low price of the shares as quoted through the OTC Market on June 27, 2016.

(5)	Previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus also relating to Registration Statement No. 333-171777 previously filed by the Registrant on Form F-1 and declared effective March 24, 2011. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 3 on Form F-1 to Registration Statement No. 333-171777, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933. All fees payable in connection with the registration of securities covered by the post-effective amendment were previously paid with the filing of the original registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Explanatory Note

This Amendment No. 3 to the Registration Statement on Form F-1 is being filed solely for the purposes of amending Item 8 of Part II of the Registration Statement and to file the exhibits indicated in such Item.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. Prime’s memorandum and articles of association provides for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default to the extent permitted under BVI law. Indemnification is only available to a person who acted in good faith and in what that person believed to be in the best interests of Prime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Prime pursuant to the foregoing provisions, Prime has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 7. Recent Sales of Unregistered Securities.

On September 30, 2013, we issued 1,719,317 ordinary shares to eight accredited investors in connection with our Business Combination. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

In April and May 2014, we issued an aggregate of 52,500 ordinary shares to seven current or former officers and directors upon exercise of stock options. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On May 10, 2014, we issued options to purchase 62,000 ordinary shares to two officers. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On September 10, 2014, we issued options to purchase 7,500 ordinary shares to three employees. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On May 10, 2015, we issued options to purchase 18,000 ordinary shares to one officer. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On September 1, 2015, we issued options to purchase 107,000 ordinary shares to three employees and a director. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On January 18, 2016, we issued options to purchase 30,000 ordinary shares to an employee and an officer. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On May 15, 2016, we issued options to purchase 280,000 ordinary shares to four officers and directors. The options were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

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Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Amended and Restated Articles of Association(1)
1.2	Amendment to Amended and Restated Articles of Association(2)
2.1	Specimen Unit Certificate(1)
2.2	Specimen Ordinary Share Certificate(1)
2.3	Specimen Public Warrant Certificate(1)
2.4	Specimen Founder Warrant Certificate(1)
2.5	Specimen Placement Warrant Certificate(1)
2.6	Form of Warrant Agreement(1)
5.1	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant
5.2	Opinion of Loeb & Loeb LLP **
8.1	List of Subsidiaries(8)
10.1	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Founders(1)
10.2	Form of Registration Rights Agreement among the Registrant and the Founders(1)
10.3	Put Agreement, dated February 25, 2013, by and among Prime Acquisition Corp. and Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio(2)
10.4	Put Agreement, dated February 25, 2013, by and among Prime Acquisition Corp. and CNH Diversified Opportunities Master Account, L.P.(2)
10.5	Put Agreement, dated February 25, 2013, by and among Prime Acquisition Corp. and AQR Opportunistic Premium Offshore Fund, L.P. (2)
10.6	Put Agreement, dated February 25, 2013, by and among Prime Acquisition Corp. and AQR Diversified Arbitrage Fund(2)
10.7	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, Delfin S.r.l., Davide Rigamonti, Cesare Lanati and G.S.I. S.r.l.(6)
10.8	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, SIM S.r.l., G.S.I. S.r.l. and Bell Real Estate S.r.l. (6)
10.9	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, Dieci Real Estate S.r.l., ELLEGI S.r.l. and G.S.I. S.r.l. (6)
10.10	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, ELLEGI S.r.l., Bell Real Estate S.r.l. and Stefano Lanati(6)
10.11	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, G.S.I. S.r.l., Bell Real Estate S.r.l. and IGS S.r.l. (6)
10.12	Stock Purchase Agreement, dated July 9, 2013, by and among Prime Acquisition Corp., Prime BHN Luxembourg S.àr.l., BHN LLC, Magfin S.r.l., Bell Real Estate S.r.l., G.S.I. S.r.l. (6)
10.13	Amendment, dated September 27, 2013, to Bell Group Stock Purchase Agreements(8)
10.14	Promissory Note, dated as of September 30, 2013, issued to Chardan Capital Markets(8)
10.15	Stock Option Agreement, dated as of May 10, 2014, between the Registrant and Amy Lau*
10.16	Option Agreement, dated as of December 18, 2014, between the Registrant and LuxCo, Nova, Francesco Rotondi (10)
10.17	Promissory Note, dated as of September 30, 2015, issued to Diana Liu(11)
10.18	Promissory Note, dated as of October 1, 2015, issued to Diana Liu(11)
10.19	Promissory Note, dated as of October 1, 2015, issued to Diana Liu(11)
10.20	Promissory Note, dated as of October 2, 2015, issued to Diana Liu(11)
10.21	Promissory Note, dated as of October 8, 2015, issued to Diana Liu(11)
10.22	Promissory Note, dated as of November 5, 2015, issued to Diana Liu(11)
10.23	Promissory Note, dated as of November 16, 2015, issued to Diana Liu(11)
10.24	Promissory Note, dated as of November 21, 2015, issued to Diana Liu(11)
10.25	Stock Option Agreement, dated as of May 10, 2015, between the Registrant and Amy Lau(11)
10.26	Stock Option Agreement, dated as of September 1, 2015, between the Registrant and George Kaufman(11)
10.27	Promissory Note, dated as of December 6, 2015, issued to Diana Liu(12)
10.28	Promissory Note, dated as of December 10, 2015, issued to Diana Liu(12)
10.29	Promissory Note, dated as of December 14, 2015, issued to Diana Liu(12)

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Exhibit No.	Description
10.30	Promissory Note, dated as of December 17, 2015, issued to Amy Lau(12)
10.31	Promissory Note, dated as of December 17, 2015, issued to Diana Liu(12)
10.32	Promissory Note, dated as of February 1, 2016, issued to Diana Liu(12)
10.33	Promissory Note, dated as of February 15, 2016, issued to Diana Liu(12)
10.34	Promissory Note, dated as of March 1, 2016, issued to Diana Liu(12)
10.35	Promissory Note, dated as of March 1, 2016, issued to Diana Liu(12)
10.36	Promissory Note, dated as of March 14, 2016, issued to Diana Liu(12)
10.37	Promissory Note, dated as of April 1, 2016, issued to Diana Liu(12)
10.38	Promissory Note, dated as of April 6, 2016, issued to Diana Liu(12)
10.39	Promissory Note, dated as of April 18, 2016, issued to Diana Liu(12)
10.40	Promissory Note, dated as of April 26, 2016, issued to Diana Liu(12)
10.41	Stock Option Agreement, dated as of January 18, 2016 between the Registrant and Amy Lau(12)
10.42	Promissory Note, dated as of March 31, 2016, issued to Diana Liu(12)
10.43	Stock Option Agreement, dated as of April 15, 2016 between the Registrant and Amy Lau **
10.44	Stock Option Agreement, dated as of April 15, 2016 between the Registrant and William Yu **
10.45	Stock Option Agreement, dated as of April 15, 2016 between the Registrant and Diana Liu **
10.46	Stock Option Agreement, dated as of April 15, 2016 between the Registrant and George Kaufman **
10.47	Promissory Note, dated as of May 1, 2016, issued to Diana Liu**
10.48	Promissory Note, dated as of May 10, 2016, issued to Diana Liu**
10.49	Promissory Note, dated as of May 23, 2016, issued to Diana Liu**
10.50	Promissory Note, dated as of May 27, 2016, issued to Diana Liu **
10.51	Promissory Note, dated as of June 1, 2016, issued to Diana Liu **
10.52	Promissory Note, dated as of June 8, 2016, issued to Diana Liu **
10.53	Promissory Note, dated as of June 10, 2016, issued to Diana Liu **
10.54	Promissory Note, dated as of June 24, 2016, issued to Diana Liu **
10.55	Promissory Note, dated as of July 1, 2016, issued to Diana Liu **
10.56	Promissory Note, dated as of June 10, 2016, issued to Diana Liu **
10.57	Promissory Note, dated as of July 11, 2016, issued to Diana Liu **
10.58	Promissory Note, dated as of June 22, 2016, issued to Diana Liu **
10.59	Promissory Note, dated as of August 1, 2016, issued to Diana Liu **
10.60	Promissory Note, dated as of August 9, 2016, issued to Diana Liu **
10.61	Promissory Note, dated as of August 14, 2016, issued to Diana Liu **
10.62	Promissory Note, dated as of August 23, 2016, issued to Diana Liu **
10.63	Promissory Note, dated as of August 25, 2016, issued to Diana Liu **
10.64	Promissory Note, dated as of August 25, 2016, issued to Diana Liu **
10.65	Promissory Note, dated as of September 9, 2016, issued to Diana Liu **
10.66	Promissory Note, dated as of September 20, 2016, issued to Diana Liu **
11.1	Code of Ethics(1)
23.1	Consent of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.3	Consent of Marcum LLP **
23.4	Consent of WeiserMazars LLP **

________________

*	To be filed by amendment.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-1 of the registrant (File No. 333-171777).
(2)	Incorporated by reference to the Annual Report on Form 20-F of the registrant, filed on April 30, 2013.
(3)	Incorporated by reference to the Annual Report on Form 20-F of the registrant, filed on April 30, 2012.
(4)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the registrant, filed on May 24, 2013.
(5)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the registrant, filed on June 27, 2013.
(6)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the registrant, filed on July 16, 2013.
(7)	Incorporated by reference to Amendment No. 1 the Schedule TO/A of the registrant, filed on September 6, 2013.
(8)	Incorporated by reference to the Shell Company Report on Form 20-F of the registrant, filed on September 30, 2013.
(9)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the registrant, filed on March 20, 2014.
(10)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the registrant, filed on December 23, 2014.
(11)	Incorporated by reference to the Annual Report on Form 20-F of the registrant, filed on January 15, 2016.
(12)	Incorporated by reference to the Annual Report on Form 20-F of the registrant, filed on May 2, 2016.

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Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 28, 2016.

PRIME ACQUISITION CORP. By: /s/ William Tsu-Cheng Yu Name: William Tsu-Cheng Yu Title: Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Tsu-Cheng Yu	Interim Chief Executive Officer, Director	September 28, 2016
William Tsu-Cheng Yu	(principal executive officer)

*	Interim Chief Financial Officer	September 28, 2016
Amy Lau	(principal accounting and financial officer)

*	Director	September 28, 2016
Diana Chia-Huei Lui

*	Director	September 28, 2016
George Kaufman

* By /s/ William Tsu-Cheng Yu

William Tsu-Cheng Yu, attorney in fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Prime Acquisition Corp., has signed this registration statement or amendment thereto in the City of New York, State of New York on September 28, 2016.

Authorized U.S. Representative By: /s/ George Kaufman Name: George Kaufman

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